UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

BLINK LOGIC INC.

(Exact name of registrant as specified in its charter)

Nevada	001-05996	91-0835748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lindaro Street, Suite 350, San Rafael, CA 94901

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (415) 721-0452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Changes in Registrant's Certifying Accountant

Item 4.01 - Changes in Registrant's Certifying Accountant

As described in Items 4.01(a) and (b) below, Blink Logic Inc. (the "Company") was informed by KPMG LLP (“KPMG”) of their decision to decline to stand for re-appointment as independent registered public accounting firm for the year ended December 31, 2009.  The Company has appointed SingerLewak LLP as its independent registered public accounting firm, effective as of May 1, 2009 and for the year ended December 31, 2009. As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with KPMG.

Item 4.01(a) Previous Independent Accountants

Information Required by Item 304(a)(1) of Regulation S-K.

(i) On April 29, 2009, the Company was informed by KPMG of its decision to decline to stand for re-appointment as independent registered public accounting firm for the Company for the year ended December 31, 2009, because the Company no longer has its main operations in Canada.

(ii) The audit reports of KPMG LLP on the consolidated financial statements of Blink Logic Inc. (and subsidiaries) as of and for the years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP's report on the consolidated financial statements of Blink Logic Inc. (and subsidiaries) as of and for the years ended December 31, 2008 and 2007, contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty”.

(iii) During the two most recent fiscal years ended December 31, 2007 and December 31, 2008, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in its reports on the financial statements for such years.

(iv) During the Company's two most recent fiscal years ended December 31, 2007 and December 31, 2008, there have been no "Reportable Events" (as defined in Regulation S-K, Item 304(a)(1)(v)), except as described below:

As set forth in Item 9A(T) of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company and KPMG identified material weaknesses in internal controls over financial reporting and such item is incorporated herein by reference. The Company has authorized KPMG to respond fully to any inquiries by SingerLewak LLP regarding the material weaknesses in internal controls set forth in the Annual Report on Form 10-K.

(v) We have furnished KPMG with a copy of the foregoing disclosures and requested that KPMG provide us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 1, 2009, is filed as Exhibit 16.1 to this Form 8-K.

Item 4. 01(b) New Independent Accountants

On May 1, 2009, the Board of Directors of the Company approved the engagement of SingerLewak LLP, 10960 Wilshire Blvd., Suite 1100, Los Angeles, CA 90024 as our independent registered public accounting firm for the year ended December 31, 2009.

The Company has not consulted with SingerLewak LLP during our two most recent fiscal years or during any subsequent interim period prior to its appointment as auditors regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that SingerLewak LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

16.1  -  Letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 1, 2009

BLINK LOGIC INC.

(Registrant)

By:/s/ L. R. Bruce

L.R. Bruce

Chief Financial Officer

EXHIBIT LIST

16.1  -  Letter from KPMG LLP